Exhibit 21.1
SUBSIDIARIES OF EZCORP, INC.

Jurisdiction of
Entity	Organization
EZCORP International, Inc.	Delaware
EZCORP Online, Inc.	Delaware
EZMONEY Alabama, Inc.	Delaware
EZMONEY Canada Holdings, Inc.	British Columbia
EZMONEY Canada, Inc.	Delaware
EZMONEY Colorado, Inc.	Delaware
EZMONEY Holdings, Inc.	Delaware
EZMONEY Idaho, Inc.	Delaware
EZMONEY Kansas, Inc.	Delaware
EZMONEY Management, Inc.	Delaware
EZMONEY Missouri, Inc.	Delaware
EZMONEY Nebraska, Inc.	Delaware
EZMONEY Nova, Inc.	British Columbia
EZMONEY South Dakota, Inc.	Delaware
EZMONEY Tario, Inc.	British Columbia
EZMONEY Toba, Inc.	British Columbia
EZMONEY Utah, Inc.	Delaware
EZMONEY Wisconsin, Inc.	Delaware
EZPAWN Alabama, Inc.	Delaware
EZPAWN Arkansas, Inc.	Delaware
EZPAWN Colorado, Inc.	Delaware
EZPAWN Florida, Inc.	Delaware
EZPAWN Georgia, Inc.	Delaware
EZPAWN Holdings, Inc.	Delaware
EZPAWN Illinois, Inc.	Delaware
EZPAWN Indiana, Inc.	Delaware
EZPAWN Louisiana, Inc.	Delaware
EZPAWN Management Mexico, SRL de CV (Ltd., Inc.)	Mexico
EZPAWN Mexico Holdings, Inc.	Delaware
EZPAWN Mexico Ltd., Inc.	Delaware
EZPAWN Nevada, Inc.	Delaware
EZPAWN Oklahoma, Inc.	Delaware
EZPAWN Services Mexico, SRL de CV (Holdings)	Mexico
EZPAWN Tennessee, Inc.	Delaware
Payday Loan Management, Inc.	Delaware
Texas EZMONEY, L.P.	Texas
Texas EZPAWN Management, Inc.	Delaware
Texas EZPAWN, L.P.	Texas
Texas PRA Management, L.P.	Texas
Value F Empeño y Joyería, S. de R.L.	Mexico
Value F Services Mexico, S. de R.L. de C.V.	Mexico
Value Financial Services, Inc.	Florida
VFS Mexico Operations, LLC	Florida
VFS Mexico Services, LLC	Florida